CONTACT: Barry Susson                            Tom Ryan or
-------- Chief Financial Officer                 Don Duffy
         (215) 676-6000                          (203) 222-9013
                                       OR
OF:      Deb Shops, Inc.                         Integrated Corporate Relations
---      9401 Blue Grass Road                    24 Post Road East
         Philadelphia, PA  19114                 Westport, CT  06880

--------------------------------------------------------------------------------


                     DEB SHOPS REPORTS FIRST QUARTER RESULTS

Philadelphia, PA - May 13, 2004 - Deb Shops, Inc. (Nasdaq: DEBS), a leading teen apparel retailer, today reported financial results for the first quarter ended April 30, 2004.

For the first quarter of fiscal 2005, net sales increased 4.2% to $73.1 million compared to $70.2 million in the first quarter a year ago. Gross profit, which is net of buying and occupancy costs, was $19.1 million resulting in a gross margin of 26.1% for the period versus gross profit of $17.8 million and a 25.3% gross margin in the first quarter of fiscal 2004. First quarter net income increased to $0.9 million compared to $0.3 million in the prior year, while diluted earnings per share increased to $0.06 compared to $0.02 a year ago.

As of April 30, 2004, the Company had $162.0 million in cash, shareholders' equity of $183.2 million, and no debt.

Marvin Rounick, President and CEO of Deb Shops stated, "Our ability to exceed expectations for the first quarter represents a solid start to fiscal 2005. Our performance was highlighted by a 2.4% increase in comparable store sales and an improvement in operating efficiencies resulting from this increase. We believe that we have made meaningful strides in our merchandising and we continue to focus closely on inventory management and cost control. We are optimistic that our efforts leave us well positioned to continue to deliver improved financial performance for the remainder of the year."

During the first quarter of fiscal 2005, Deb Shops opened one new store, remodeled five existing locations, converted two junior stores to junior / plus combination stores and closed four stores.

Barry Susson, CFO of Deb Shops added, "During the quarter we continued to focus on improving sales and driving gross margin expansion. These factors enabled us to leverage expenses and report a 213% increase in our net income versus the first quarter a year ago. In addition, we continued to return capital to shareholders during the quarter through our $0.125 per share dividend. It is a unique total return approach that we believe positions Deb Shops to increase shareholder value."

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company currently operates 329 specialty apparel stores in 41 states under the DEB and Tops 'N Bottoms names.

The Company has made in this release, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses, earnings and financial condition. This release includes, in particular, forward-looking statements regarding expectations of future performance and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


                               (tables to follow)

                     Income Statement Highlights (Unaudited)

                                                              Three Months Ended
                                                                   April 30,
                                                           ---------------------------
                                                              2004           2003
                                                           ------------   ------------
                     Net sales                             $ 73,080,583   $ 70,161,591

                     Costs and expenses
                     Cost of sales, including
                          buying and occupancy costs         53,971,273     52,394,003
                     Selling and administrative              17,133,968     16,679,097
                     Depreciation expense                       986,940      1,038,659
                                                           ----------------------------
                                                             72,092,181     70,111,759

                     Operating income                           988,402         49,832
                     Other income, principally interest         389,000        401,142
                                                           ----------------------------

                     Income before income taxes               1,377,402        450,974
                     Income tax provision                       502,000        171,000
                                                           ----------------------------

                     Net income                            $    875,402   $    279,974
                                                           ============================

                     Net income per common share
                                   Basic                   $       0.06   $       0.02
                                                           ============================
                                   Diluted                 $       0.06   $       0.02
                                                           ============================

                     Weighted average number of
                          common shares outstanding
                                             Basic           13,687,389     13,684,900
                                                           ============================
                                             Diluted         13,698,504     13,684,900
                                                           ============================

                     EBITDA(1)                             $  1,975,342   $  1,088,491
                                                           ============================

Balance Sheet Highlights (Unaudited)

                                                   April 30, 2004                April 30, 2003
                                                  ---------------                --------------
    Cash and cash equivalents                      $ 162,027,492                  $ 149,897,081
    Merchandise inventories                        $  24,381,282                  $  25,471,208
    Total current assets                           $ 191,581,864                  $ 180,903,728
    Property, plant and equipment, net             $  16,993,315                  $  19,625,686
    Total assets                                   $ 215,270,247                  $ 207,383,910
    Total current liabilities                      $  32,024,563                  $  30,448,677
    Total liabilities                              $  32,024,563                  $  30,448,677
    Shareholders' equity                           $ 183,245,684                  $ 176,935,233

                     (1)EBITDA Reconciliation (Unaudited)

                                                            Three Months Ended
                                                                 April 30,
                                                       ---------------------------
                                                           2004             2003
                                                       ----------       ----------
                     Net income                        $  875,402       $  279,974
                     Income tax provision                 502,000          171,000
                     Depreciation expense                 986,940        1,038,659
                     Other income, principally
                        interest                         (389,000)        (401,142)
                                                       ----------------------------
                     EBITDA                            $1,975,342       $1,088,491
                                                       =============================

(1) EBITDA is a financial measure that is not recognized under accounting principles generally accepted in the United States (US GAAP). The Company believes EBITDA provides a meaningful measure of operating performance. As required, the Company has presented the reconciliation of net income, a US GAAP financial measure, to EBITDA.